                                                                EXHIBIT 99.16(c)

Merrill Lynch Ohio Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class C
          10/21/94 - 7/31/95

                                                    Since         Since
                                                  Inception     Inception
                                                Average Annual    Total
                                                 Total Return    Return*
                                                 ------------   ----------
Initial Investment                                   $1,000.00    $1,000.00

Divided by Net Asset Value                               10.09        10.09
                                                     ---------    ---------
Equals Shares Purchased                                 99.108       99.108

Plus Shares Acquired through
  Dividend Reinvestment                                  3.539        3.539
                                                     ---------    ---------

Equals Shares Held at 7/31/95                          102.647      102.647

Multiplied by Net Asset Value at 7/31/95                 10.57        10.57
                                                     ---------    ---------

Equals Ending Value before deduction for
  contingent deferred sales charge                    1,084.98     1,084.98

Less Deferred sales charge                              (10.00)        0.00
                                                     ---------    ---------

Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95                     1,074.98     1,084.98
                                                     ---------    ---------

Divided by $1,000 (P)                                   1.0750       1.0850

Subtract 1                                              0.0750       1.0850

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)               7.50%
                                                     =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                                8.50%
                                                                  =========

ERV divided by P                                        1.0750

Raise to the power of                                   1.2898

Equals                                                  1.0977

Subtract 1                                              0.0977

Expressed as a percentage equals the
  Average Annualized Total Return                         9.77%
                                                     =========

*Does not include sales charge for the period.
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       30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

Merrill Lynch Ohio Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class C

Long term income generally based on yield to
  maturity times market value of each security                           $3,884

Plus short term income accrued for the past
  thirty days                                                               393
                                                                 --------------
Equals Total Income                                                       4,277

Less expenses for the past thirty days                                   -1,043
                                                                 --------------
Equals net monthly income for yield calculation                           3,234
                                                                 --------------
Average shares outstanding for 30 days                                   82,962

Times the Net Asset Value                                                 10.56
                                                                 --------------
Equals total dollars                                                   $876,077
                                                                 ==============

Net monthly income divided by total dollars equals                  0.003691447

Add 1                                                               1.003691447

Raise to the power of 6                                             1.022354090

Subtract 1                                                          0.022354090

Times 2                                                             0.044708180

Expressed as a percentage equals the
  standardized yield for the 30 day period                                 4.47%
                                                                      =========

Tax Rate                                                                  28.00%

X = 1 minus Tax Rate                                                      72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                                   6.21%
                                                                      =========